EXHIBIT 23.1

CONSENT OF COUNSEL

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-68350 and 333-83819) and Form S-8 (Nos. 333-37632, 33-53723, 33-35476, 33-71134 and 33-53723) of Cabot Oil & Gas Corporation of references to our firm and our opinion regarding the Wyoming Royalty litigation which references are to be included in Form 10-Q for the three and nine month periods ended September 30, 2004 to be filed with the Securities and Exchange Commission.

/s/ Tom Reese
Tom Reese

Brown, Drew & Massey, LLP
Casper, Wyoming
October 27, 2004